SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): November 13, 2007


                             MICREL, INCORPORATED
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)

                                  CALIFORNIA
                ----------------------------------------------
                (State or Other Jurisdiction of Incorporation)


                 0-25236                            94-2526744
        -------------------------           -------------------------
        (Commission File Number)                 (I.R.S. Employer
                                                 Identification No.)

                2180 Fortune Drive, San Jose, CA            95131
           ---------------------------------------------------------
           (Address of Principal Executive Offices)       (Zip Code)


                                (408) 944-0800
             ----------------------------------------------------
             (Registrant's Telephone Number, Including Area Code)


                                Not Applicable
         ------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

                     INFORMATION TO BE INCLUDED IN REPORT

Item 8.      Other Events.

   On November 13, 2007, the Board of Directors (the "Board") of Micrel, Incorporated (the "Company") approved a modification to the plan adopted on November 29, 2006 to repurchase shares of the Corporation's issued and outstanding Common Stock during calendar year 2007 (the "Plan"). Under the original Plan, the Company is authorized to repurchase shares of the Company's issued and outstanding Common Stock, if practical for the Company to do so, with a value no greater than $50,000,000.00 in the aggregate; provided, however, that (i) such repurchase transactions shall be in accordance with the terms of Rule 10b-18 under the Securities Exchange Act of 1934, as amended; and
(ii) such repurchases shall be completed no later than December 31, 2007.

Under the modification to the Plan, the aggregate amount authorized to be used to repurchase shares in calendar year 2007 is increased to $65,000,000.

As of November 12, 2007, the Company had expended approximately $42.2 million of the $50 million authorized for the repurchase of common stock in 2007. The current repurchase plan approved in November 2006 will terminate on December 31, 2007.

In addition, as previously disclosed in the Company's Form 10-Q for the quarter ended September 30, 2007, the Company's Board of Directors has also approved a $50 million share repurchase program for calendar year 2008 (the "2008 Plan"). The 2008 Plan will take effect after the current Plan terminates.


                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        MICREL, INCORPORATED
                                          (the Registrant)


                                        By:
                                            -------------------------
                                            J. Vincent Tortolano
                                            Vice President, General Counsel
                                            and Secretary

Dated:  November 13, 2007